EZCORP Reports Third Quarter Fiscal 2025 Results
Continued Top-line Momentum Drives Exceptional Earnings Growth
Austin, Texas (July 30, 2025) — EZCORP, Inc. (NASDAQ: EZPW), a leading provider of pawn transactions in the United States and Latin America, today announced results for its third quarter ended June 30, 2025.
Unless otherwise noted, all amounts in this release are in conformity with U.S. generally accepted accounting principles (“GAAP”) and comparisons shown are to the same period in the prior year.
THIRD QUARTER HIGHLIGHTS
•Pawn loans outstanding (PLO) increased 11% to $291.6 million.
•Net income increased 48% to $26.5 million. On an adjusted basis1, net income increased 46% to $25.2 million.
•Diluted earnings per share increased 36% to $0.34. On an adjusted basis, diluted earnings per share increased 38% to $0.33.
•Adjusted EBITDA increased 42% to $45.2 million.
•Total revenues increased 11% to $311.0 million, while gross profit increased 10% to $183.6 million.
•Grew our footprint by 52 stores, including 40 stores acquired in Mexico on June 17, 2025.
CEO COMMENTARY AND OUTLOOK
Lachie Given, Chief Executive Officer, stated, “This quarter showcased continued strong momentum in our business, disciplined execution from our team, and the scalability of our platform. We delivered record Q3 revenue and achieved all-time high PLO as demand remains strong for immediate cash solutions and secondhand goods. When combined with meaningful efficiency gains throughout the organization, we turned top-line momentum into exceptional earnings growth, as reflected by a 42% increase in adjusted EBITDA and 36% growth in diluted EPS.

“During the quarter, we grew our footprint by 52 stores, including 49 in LatAm and 3 in the US, 1 of which is a luxury store in Miami Beach. We continue to focus on strategic expansion to scale our business, as well as exceptional operating performance across geographies. In the U.S., disciplined expense management and store level execution drove a 32% increase in segment contribution. In Latin America, we delivered over 30% growth in contribution on a constant currency basis, resulting from both organic growth and a partial quarter benefit from acquired stores.

“Our recently strengthened balance sheet with $472 million in liquidity enables us to fund accelerated growth, organically and through strategic acquisitions. Our pipeline of M&A prospects is compelling, and we are ideally positioned to capitalize on attractive scale opportunities. Looking ahead, we remain highly focused on disciplined capital allocation, operational excellence, and delivering long-term value for our shareholders.”

CONSOLIDATED RESULTS

Three Months Ended June 30	As Reported		Adjusted[1]
in millions, except per share amounts	2025	2024	2025	2024

Total revenues	$311.0	$281.4	$319.9	$281.4
Gross profit	$183.6	$166.7	$188.4	$166.7
Income before tax	$34.7	$23.0	$34.0	$22.9
Net income	$26.5	$18.0	$25.2	$17.2
Diluted earnings per share	$0.34	$0.25	$0.33	$0.24
EBITDA (non-GAAP measure)	$45.7	$31.8	$45.2	$31.7

•PLO increased 11% to $291.6 million, up $29.9 million. On a same-store2 basis, PLO increased 9% due to increase in average loan size, continued strong pawn demand and improved operational performance.
•Total revenues increased 11% and gross profit increased 10%, reflecting improved pawn service charge (PSC) revenues due to higher average PLO.
•PSC increased 7% as a result of higher average PLO.
•Merchandise sales gross margin remained consistent at 36%. Aged general merchandise improved to 2.3% of total general merchandise inventory, down 83 basis points.
•Net inventory increased 31%, as a result of an increase in PLO, layaways and purchases and a decrease in inventory turnover to 2.4x, from 2.7x.
•Store expenses increased 2% and 1% on a same-store basis.
•General and administrative expenses increased 9% primarily due to labor, with approximately 50% due to long term incentive compensation.
•Income before taxes was $34.7 million, up 51% from $23.0 million, and adjusted EBITDA increased 42% to $45.2 million.
•Diluted earnings per share increased 36% to $0.34. On an adjusted basis, diluted earnings per share increased 38% to $0.33.
•Cash and cash equivalents at the end of the quarter was $472.1 million, up from $170.5 million as of September 30, 2024. The increase was due primarily to $300.0 million (less issuance costs) from the issuance of the Senior Notes due 2032 offset by an increase in earning assets.
SEGMENT RESULTS
U.S. Pawn
•PLO ended the quarter at $221.1 million, an increase of 11% on a total and same-store basis due to increase in average loan size, strong loan demand and improved operational performance.
•Total revenues increased 11% and gross profit increased 12%, driven by increased PSC, merchandise sales and scrap sales.
•PSC increased 8% as a result of higher average PLO, partially offset by lower PLO yield.
•Merchandise sales increased 4%, on a total and same-store basis, and sales gross margin increased by 80 bps to 38.5%. Aged general merchandise decreased by 260 basis points to 2.5%, or $1.2 million of total general merchandise inventory. Excluding our Max Pawn luxury stores, aged general merchandise was 1.8%.
•Net inventory increased 36% due to increase in PLO, layaways and purchases and a decrease in inventory turnover to 2.1x, from 2.6x.
•Store expenses increased 3% on a total and same-store basis.

•Segment contribution increased 32% to $47.6 million.
•Segment store count increased by 3 to 545, due to acquisitions, including 1 luxury store in Miami Beach.
Latin America Pawn
•PLO improved to $70.6 million, an increase of 13% (16% on constant currency basis). On a same-store basis, PLO increased 2% (4% increase on a constant currency basis). The difference is driven primarily by our recent acquisition.
•Total revenues increased 11% (21% on constant currency basis), and gross profit increased 6% (16% on a constant currency basis), primarily due to increased merchandise sales and pawn service charges.
•PSC increased to $31.4 million, an increase of 3% (13% on a constant currency basis) as a result of higher average PLO.
•Merchandise sales increased 12% (23% on constant currency basis) and increased 8% on a same-store basis (19% increase on a constant currency basis). Merchandise sales gross margin decreased to 31% from 32%. Aged general merchandise increased to 2.2% from 0.9% of total general merchandise inventory.
•Net inventory increased 18% (21% on a constant currency basis) due to an increase in PLO and decrease in inventory turnover to 3.0x, from 3.1x. On a same-store basis, net inventory increased by 10% (13% on a constant currency basis). The difference is driven primarily by our recent acquisition.
•Store expenses increased 1% (12% increase on a constant currency basis) and decreased 3% on a same-store basis (7% increase on a constant currency basis). The constant currency increase was due primarily to increased labor, in line with store activity and minimum wage increases.
•Segment contribution increased 20% to $12.4 million (30% on a constant currency basis to $13.5 million).
•Segment store count increased by 49 to 791, primarily due to the acquisition of 40 stores, the addition of 10 de novo stores and the consolidation of 1 store.
FORM 10-Q
EZCORP’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 has been filed with the Securities and Exchange Commission. The report is available in the Investor Relations section of the Company’s website at http://investors.ezcorp.com. EZCORP shareholders may obtain a paper copy of the report, free of charge, by sending a request to the investor relations contact below.
CONFERENCE CALL
EZCORP will host a conference call on Thursday, July 31, 2025, at 8:00 am Central Time to discuss Third Quarter Fiscal 2025 results. Analysts and institutional investors may participate on the conference call by registering online at https://register-conf.media-server.com/register/BI4f3cd4b3bf1d44a198c59f67b0acdc6f. Once registered you will receive the dial-in details with a unique PIN to join the call. The conference call will be webcast simultaneously to the public through this link: https://edge.media-server.com/mmc/p/hqptihjy. A replay of the conference call will be available online at http://investors.ezcorp.com shortly after the end of the call.
ABOUT EZCORP
Formed in 1989, EZCORP has grown into a leading provider of pawn transactions in the United States and Latin America. We also sell pre-owned and recycled merchandise, primarily collateral forfeited from pawn lending operations and merchandise purchased from customers. We are dedicated to satisfying the short-term cash needs of consumers who are both cash and credit constrained, focusing on an industry-leading customer experience. EZCORP is traded on NASDAQ under the symbol EZPW and is a member of the S&P 1000 Index and Nasdaq Composite Index.
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FORWARD LOOKING STATEMENTS
This announcement contains certain forward-looking statements regarding the Company’s strategy, initiatives and expected performance. These statements are based on the Company’s current expectations as to the outcome and timing of future events. All statements, other than statements of historical facts, including all statements regarding the Company's strategy, initiatives and future performance, that address activities or results that the Company plans, expects, believes, projects, estimates or anticipates, will, should or may occur in the future, including future financial or operating results, are forward-looking statements. Actual results for future periods may differ materially from those expressed or implied by these forward-looking statements due to a number of uncertainties and other factors, including operating risks, liquidity risks, legislative or regulatory developments, market factors, current or future litigation and risks associated with the COVID-19 pandemic. For a discussion of these and other factors affecting the Company’s business and prospects, see the Company’s annual, quarterly and other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
Contact:
Email: Investor_Relations@ezcorp.com
Phone: (512) 314-2220
Note: The underlying numbers are in thousands and, as a result, may not agree to the percentages calculated from numbers in millions and tables may not foot.
1“Adjusted” basis, which is a non-GAAP measure, excludes certain items. “Constant currency” basis, which is a non-GAAP measure, excludes the impact of foreign currency exchange rate fluctuations. For additional information about these calculations, as well as a reconciliation to the most comparable GAAP financial measures, see “Non-GAAP Financial Information” at the end of this release.
2“Same Store” basis, which is a financial measure, includes stores open the entirety of the comparable periods.

EZCORP, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
(in thousands, except per share amounts)	2025	2024	2025	2024
Revenues:
Merchandise sales	$168,624	$158,140	$524,434	$502,230
Jewelry scrapping sales	26,970	15,395	64,640	43,191
Pawn service charges	115,339	107,830	348,262	321,442
Other revenues	48	56	131	188
Total revenues	310,981	281,421	937,467	867,051
Merchandise cost of goods sold	108,226	101,211	341,605	322,680
Jewelry scrapping cost of goods sold	19,116	13,483	48,367	37,479
Gross profit	183,639	166,727	547,495	506,892
Operating expenses:
Store expenses	119,123	116,335	352,101	341,472
General and administrative	21,780	20,060	60,089	54,869
Depreciation and amortization	8,003	8,158	24,358	24,942
Loss (gain) on sale or disposal of assets and other	—	20	25	(149)
Other operating income	(1,262)	—	(1,262)	(765)
Total operating expenses	147,644	144,573	435,311	420,369
Operating income	35,995	22,154	112,184	86,523
Interest expense	8,458	3,539	14,886	10,381
Interest income	(5,440)	(2,931)	(9,408)	(8,452)
Equity in net income of unconsolidated affiliates	(1,200)	(1,263)	(4,180)	(4,135)
Other (income) expense	(536)	(191)	377	(627)
Income before income taxes	34,713	23,000	110,509	89,356
Income tax expense	8,210	5,050	27,600	21,457
Net income	$26,503	$17,950	$82,909	$67,899

Basic earnings per share	$0.45	$0.33	$1.47	$1.23
Diluted earnings per share	$0.34	$0.25	$1.08	$0.89

Weighted-average basic shares outstanding	59,134	54,898	56,308	55,022
Weighted-average diluted shares outstanding	82,918	83,008	83,144	84,309

EZCORP, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands, except share and per share amounts)	June 30, 2025	June 30, 2024	September 30, 2024

Assets:
Current assets:
Cash and cash equivalents	$472,088	$218,038	$170,513
Short-term restricted cash	9,609	9,204	9,294
Pawn loans	291,634	261,720	274,084
Pawn service charges receivable, net	45,410	40,638	44,013
Inventory, net	225,489	171,937	191,923
Prepaid expenses and other current assets	43,417	40,391	39,171
Total current assets	1,087,647	741,928	728,998
Investments in unconsolidated affiliates	13,753	12,297	13,329
Other investments	51,903	51,220	51,900
Property and equipment, net	67,439	59,926	65,973
Right-of-use assets, net	236,064	235,030	226,602
Long-term restricted cash	5,380	—	—
Goodwill	321,907	308,847	306,478
Intangible assets, net	57,960	60,164	58,451
Deferred tax asset, net	25,841	25,245	25,362
Other assets, net	15,174	15,506	16,144
Total assets	$1,883,068	$1,510,163	$1,493,237

Liabilities and equity:
Current liabilities:
Current maturities of long-term debt, net	$—	$137,326	$103,072
Accounts payable, accrued expenses and other current liabilities	78,756	69,742	85,737
Customer layaway deposits	33,336	20,067	21,570
Operating lease liabilities, current	60,183	58,905	58,998
Total current liabilities	172,275	286,040	269,377
Long-term debt, net	517,601	223,998	224,256
Deferred tax liability, net	2,017	416	2,080
Operating lease liabilities	184,295	188,996	180,616
Other long-term liabilities	16,822	9,258	12,337
Total liabilities	893,010	708,708	688,666
Commitments and contingencies
Stockholders’ equity:
Class A Non-voting Common Stock, par value $0.01 per share; shares authorized: 100 million; issued and outstanding: 57,992,965 as of June 30, 2025; 51,771,917 as of June 30, 2024; and 51,582,698 as of September 30, 2024	580	518	516
Class B Voting Common Stock, convertible, par value $0.01 per share; shares authorized: 3 million; issued and outstanding: 2,970,171	30	30	30
Additional paid-in capital	448,073	347,082	348,366
Retained earnings	586,549	493,830	507,206
Accumulated other comprehensive loss	(45,174)	(40,005)	(51,547)
Total equity	990,058	801,455	804,571
Total liabilities and equity	$1,883,068	$1,510,163	$1,493,237

EZCORP, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended June 30,
(in thousands)	2025	2024

Operating activities:
Net income	$82,909	$67,899
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,358	24,942
Amortization of deferred financing costs	1,238	1,212
Non-cash lease expense	43,889	43,999
Deferred income taxes	(542)	438
Other adjustments	(1,877)	69
Provision for inventory reserve	39	589
Stock compensation expense	9,213	7,945
Equity in net income from investment in unconsolidated affiliates	(4,180)	(4,135)
Changes in operating assets and liabilities, net of business acquisitions:
Pawn service charges receivable	(364)	(1,593)
Inventory	(9,205)	(2,775)
Prepaid expenses, other current assets and other assets	(74)	(3,625)
Accounts payable, accrued expenses and other liabilities	(58,023)	(65,396)
Customer layaway deposits	11,276	1,055
Income taxes	(927)	(360)
Net cash provided by operating activities	97,730	70,264
Investing activities:
Loans made	(738,670)	(683,121)
Loans repaid	417,734	391,297
Recovery of pawn loan principal through sale of forfeited collateral	291,903	272,781
Capital expenditures, net	(23,051)	(16,870)
Acquisitions, net of cash acquired	(17,093)	(11,963)
Proceeds from note receivable	241	1,100
Investment in unconsolidated affiliate	(718)	(993)
Investment in other investments	—	(15,000)
Dividends from unconsolidated affiliates	3,614	3,535
Net cash used in investing activities	(66,040)	(59,234)
Financing activities:
Taxes paid related to net share settlement of equity awards	(3,971)	(3,253)
Proceeds from borrowings	300,000	—
Debt issuance cost	(7,563)	—
Payments on assumed debt	(6,410)	—
Purchase and retirement of treasury stock	(6,000)	(9,009)
Payments of finance leases	(450)	(386)
Net cash provided by (used in) financing activities	275,606	(12,648)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(26)	(108)
Net increase in cash, cash equivalents and restricted cash	307,270	(1,726)
Cash and cash equivalents and restricted cash at beginning of period	179,807	228,968
Cash and cash equivalents and restricted cash at end of period	$487,077	$227,242

EZCORP, Inc.
OPERATING SEGMENT RESULTS

	Three Months Ended June 30, 2025 (Unaudited)
(in thousands)	U.S. Pawn	Latin America Pawn	Other Investments	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$112,249	$56,375	$—	$168,624	$—	$168,624
Jewelry scrapping sales	23,750	3,220	—	26,970	—	26,970
Pawn service charges	83,930	31,409	—	115,339	—	115,339
Other revenues	31	17	—	48	—	48
Total revenues	219,960	91,021	—	310,981	—	310,981
Merchandise cost of goods sold	69,084	39,142	—	108,226	—	108,226
Jewelry scrapping cost of goods sold	16,814	2,302	—	19,116	—	19,116
Gross profit	134,062	49,577	—	183,639	—	183,639
Segment and corporate expenses (income):
Store expenses	83,778	35,345	—	119,123	—	119,123
General and administrative	—	—	—	—	21,780	21,780
Depreciation and amortization	2,651	2,156	—	4,807	3,196	8,003
Other operating income	—	—	—	—	(1,262)	(1,262)
Interest expense	—	71	—	71	8,387	8,458
Interest income	—	(427)	(604)	(1,031)	(4,409)	(5,440)
Equity in net (income) loss of unconsolidated affiliates	—	—	(1,409)	(1,409)	209	(1,200)
Other expense (income)	—	(12)	—	(12)	(524)	(536)
Segment contribution	$47,633	$12,444	$2,013	$62,090
Income (loss) before income taxes				$62,090	$(27,377)	$34,713

	Three Months Ended June 30, 2024 (Unaudited)
(in thousands)	U.S. Pawn	Latin America Pawn	Other Investments	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$107,849	$50,291	$—	$158,140	$—	$158,140
Jewelry scrapping sales	13,757	1,638	—	15,395	—	15,395
Pawn service charges	77,416	30,414	—	107,830	—	107,830
Other revenues	28	28	—	56	—	56
Total revenues	199,050	82,371	—	281,421	—	281,421
Merchandise cost of goods sold	67,229	33,982	—	101,211	—	101,211
Jewelry scrapping cost of goods sold	11,887	1,596	—	13,483	—	13,483
Gross profit	119,934	46,793	—	166,727	—	166,727
Segment and corporate expenses (income):
Store expenses	81,441	34,894	—	116,335	—	116,335
General and administrative	—	—	—	—	20,060	20,060
Depreciation and amortization	2,408	2,090	—	4,498	3,660	8,158
(Gain) loss on sale or disposal of assets and other	(2)	22	—	20	—	20
Interest expense	—	—	—	—	3,539	3,539
Interest income	—	(370)	(605)	(975)	(1,956)	(2,931)
Equity in net (income) loss of unconsolidated affiliates	—	—	(1,406)	(1,406)	143	(1,263)
Other (income) expense	—	(184)	12	(172)	(19)	(191)
Segment contribution	$36,087	$10,341	$1,999	$48,427
Income (loss) before income taxes				$48,427	$(25,427)	$23,000

	Nine Months Ended June 30, 2025 (Unaudited)
(in thousands)	U.S. Pawn	Latin America Pawn	Other Investments	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$357,964	$166,470	$—	$524,434	$—	$524,434
Jewelry scrapping sales	56,146	8,494	—	64,640	—	64,640
Pawn service charges	259,354	88,908	—	348,262	—	348,262
Other revenues	82	49	—	131	—	131
Total revenues	673,546	263,921	—	937,467	—	937,467
Merchandise cost of goods sold	225,412	116,193	—	341,605	—	341,605
Jewelry scrapping cost of goods sold	42,017	6,350	—	48,367	—	48,367
Gross profit	406,117	141,378	—	547,495	—	547,495
Segment and corporate expenses (income):
Store expenses	250,399	101,702	—	352,101	—	352,101
General and administrative	—	—	—	—	60,089	60,089
Depreciation and amortization	8,050	6,191	—	14,241	10,117	24,358
Loss on sale or disposal of assets and other	17	8	—	25	—	25
Other operating income	—	—	—	—	(1,262)	(1,262)
Interest expense	—	71	—	71	14,815	14,886
Interest income	—	(966)	(1,803)	(2,769)	(6,639)	(9,408)
Equity in net (income) loss of unconsolidated affiliates	—	—	(4,898)	(4,898)	718	(4,180)
Other expense (income)	(7)	(220)	—	(227)	604	377
Segment contribution	147,658	34,592	$6,701	$188,951
Income (loss) before income taxes				$188,951	$(78,442)	$110,509

	Nine Months Ended June 30, 2024 (Unaudited)
(in thousands)	U.S. Pawn	Latin America Pawn	Other Investments	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$348,211	$154,019	$—	$502,230	$—	$502,230
Jewelry scrapping sales	39,258	3,933	—	43,191	—	43,191
Pawn service charges	236,499	84,943	—	321,442	—	321,442
Other revenues	94	59	35	188	—	188
Total revenues	624,062	242,954	35	867,051	—	867,051
Merchandise cost of goods sold	218,736	103,944	—	322,680	—	322,680
Jewelry scrapping cost of goods sold	33,965	3,514	—	37,479	—	37,479
Gross profit	371,361	135,496	35	506,892	—	506,892
Segment and corporate expenses (income):
Store expenses	239,536	101,936	—	341,472	—	341,472
General and administrative	—	—	—	—	54,869	54,869
Depreciation and amortization	7,548	6,821	—	14,369	10,573	24,942
(Gain) loss on sale or disposal of assets and other	(6)	(240)	—	(246)	97	(149)
Other operating income	—	—	—	—	(765)	(765)
Interest expense	—	—	—	—	10,381	10,381
Interest income	—	(1,398)	(1,811)	(3,209)	(5,243)	(8,452)
Equity in net (income) loss of unconsolidated affiliates	—	—	(4,278)	(4,278)	143	(4,135)
Other (income) expense	—	(231)	27	(204)	(423)	(627)
Segment contribution	$124,283	$28,608	$6,097	$158,988
Income (loss) before income taxes				$158,988	$(69,632)	$89,356

EZCORP, Inc.
STORE COUNT ACTIVITY
(Unaudited)

	Three Months Ended June 30, 2025
	U.S. Pawn	Latin America Pawn	Consolidated

As of March 31, 2025	542	742	1,284
New locations opened	—	10	10
Locations acquired	3	40	43
Locations combined or closed	—	(1)	(1)
As of June 30, 2025	545	791	1,336

	Three Months Ended June 30, 2024
	U.S. Pawn	Latin America Pawn	Consolidated

As of March 31, 2024	535	711	1,246
New locations opened	1	6	7
Locations acquired	5	—	5
As of June 30, 2024	541	717	1,258

	Nine Months Ended June 30, 2025
	U.S. Pawn	Latin America Pawn	Consolidated

As of September 30, 2024	542	737	1,279
New locations opened	—	23	23
Locations acquired	3	41	44
Locations combined or closed	—	(10)	(10)
As of June 30, 2025	545	791	1,336

	Nine Months Ended June 30, 2024
	U.S. Pawn	Latin America Pawn	Consolidated

As of September 30, 2023	529	702	1,231
New locations opened	1	20	21
Locations acquired	12	—	12
Locations combined or closed	(1)	(5)	(6)
As of June 30, 2024	541	717	1,258

Non-GAAP Financial Information (Unaudited)
In addition to the financial information prepared in conformity with accounting U.S. generally accepted accounting principles (“GAAP”), we provide certain other non-GAAP financial information on a constant currency (“constant currency”) and adjusted basis. We use constant currency results to evaluate our Latin America Pawn operations, which are denominated primarily in Mexican pesos, Guatemalan quetzales and other Latin American currencies. We believe that presentation of constant currency and adjusted results is meaningful and useful in understanding the activities and business metrics of our operations and reflects an additional way of viewing aspects of our business that, when viewed with GAAP results, provides a more complete understanding of factors and trends affecting our business. We provide non-GAAP financial information for informational purposes and to enhance understanding of our GAAP consolidated financial statements. We use this non-GAAP financial information primarily to evaluate and compare operating results across accounting periods.
Readers should consider the information in addition to, but not instead of or superior to, our financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.
Constant currency results reported herein are calculated by translating consolidated balance sheet and consolidated statement of operations items denominated in local currency to U.S. dollars using the exchange rate from the prior-year comparable period, as opposed to the current period, in order to exclude the effects of foreign currency rate fluctuations. In addition, we have an equity method investment that is denominated in Australian dollars and is translated into U.S. dollars. We used the end-of-period rate for balance sheet items and the average closing daily exchange rate on a monthly basis during the appropriate period for statement of operations items. The end-of-period and approximate average exchange rates for each applicable currency as compared to U.S. dollars as of and for the three and nine months ended June 30, 2025 and 2024 were as follows:

	June 30,		Three Months Ended June 30,		Nine Months Ended June 30,
	2025	2024	2025	2024	2025	2024

Mexican peso	18.8	18.3	19.5	17.2	20.0	17.3
Guatemalan quetzal	7.6	7.6	7.6	7.6	7.6	7.6
Honduran lempira	25.8	24.3	25.7	24.3	25.2	24.3
Australian dollar	1.5	1.5	1.6	1.5	1.6	1.5
Our statement of operations constant currency results reflect the monthly exchange rate fluctuations and so are not directly calculable from the above rates. Constant currency results, where presented, also exclude the foreign currency gain or loss.
Miscellaneous Non-GAAP Financial Measures

	Three Months Ended June 30,
(in millions)	2025	2024

Net income	$26.5	$18.0
Interest expense	8.5	3.5
Interest income	(5.4)	(2.9)
Income tax expense	8.2	5.0
Depreciation and amortization	8.0	8.2
EBITDA	$45.7	$31.8

	Total Revenues	Gross Profit	Income Before Tax	Tax Effect	Net Income	Diluted EPS	EBITDA

2025 Q3 Reported	$311.0	$183.6	$34.7	$8.2	$26.5	$0.34	$45.7
Corporate lease termination	—	—	(1.3)	(0.3)	(1.0)	(0.01)	(1.3)
FX impact	—	—	(0.2)	—	(0.2)	—	(0.2)
Non-recurring foreign tax expense	—	—	—	0.8	(0.8)	(0.01)	—
Constant Currency	8.9	4.8	0.8	0.1	0.7	0.01	1.0
2025 Q3 Adjusted	$319.9	$188.4	$34.0	$8.8	$25.2	$0.33	$45.2

	Total Revenues	Gross Profit	Income Before Tax	Tax Effect	Net Income	Diluted EPS	EBITDA

2024 Q3 Reported	$281.4	$166.7	$23.0	$5.0	$18.0	$0.25	$31.8
Non-recurring foreign tax expense	—	—	—	0.7	(0.7)	(0.01)	—
FX impact	—	—	(0.1)	—	(0.1)	—	(0.1)
2024 Q3 Adjusted	$281.4	$166.7	$22.9	$5.7	$17.2	$0.24	$31.7

	Three Months Ended June 30, 2025		Nine Months Ended June 30, 2025
(in millions)	U.S. Dollar Amount	Percentage Change YOY	U.S. Dollar Amount	Percentage Change YOY

Consolidated revenues	$311.0	11%	$937.5	8%
Currency exchange rate fluctuations	8.9		30.9
Constant currency consolidated revenues	$319.9	14%	$968.4	12%

Consolidated gross profit	$183.6	10%	$547.5	8%
Currency exchange rate fluctuations	4.8		16.1
Constant currency consolidated gross profit	$188.4	13%	$563.6	11%

Consolidated net inventory	$225.5	31%	$225.5	31%
Currency exchange rate fluctuations	1.3		1.3
Constant currency consolidated net inventory	$226.8	32%	$226.8	32%

Latin America Pawn gross profit	$49.6	6%	$141.4	4%
Currency exchange rate fluctuations	4.8		16.1
Constant currency Latin America Pawn gross profit	$54.4	16%	$157.5	16%

Latin America Pawn PLO	$70.6	13%	$70.6	13%
Currency exchange rate fluctuations	1.5		1.5
Constant currency Latin America Pawn PLO	$72.1	16%	$72.1	16%

Latin America Pawn PSC revenues	$31.4	3%	$88.9	5%
Currency exchange rate fluctuations	2.9		9.6
Constant currency Latin America Pawn PSC revenues	$34.3	13%	$98.5	16%

Latin America Pawn merchandise sales	$56.4	12%	$166.5	8%
Currency exchange rate fluctuations	5.7		20.2
Constant currency Latin America Pawn merchandise sales	$62.1	23%	$186.7	21%

Latin America Pawn segment profit before tax	$12.4	20%	$34.6	21%
Currency exchange rate fluctuations	1.1		3.0
Constant currency Latin America Pawn segment profit before tax	$13.5	30%	$37.6	32%